UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 5, 2007

NANO-PROPRIETARY, INC.
(Exact name of registrant as specified in its charter)

TEXAS	1-11602	76-0273345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Longhorn Boulevard, Suite 107, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 339 - 5020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant.

On November 5, 2007, the Company’s independent auditor, Sprouse & Anderson merged with the firm of Padgett, Stratemann & Co., L.L.P.  The audit committee of Nano-Proprietary, Inc. approved a mutual agreement with Sprouse & Anderson, LLP, to terminate Sprouse & Anderson’s engagement as the company’s independent auditor and to engage Padgett, Stratemann & Co., LLP as the Company’ s new auditor.  Sprouse & Anderson has thus agreed to resign as the Company’s auditor.  At the same time, the Company’s audit committee has approved the engagement of Padgett, Stratemann & Co., LLP as the new auditor and expects to maintain a continuity of auditing experience and personnel.

At the time of terminating the audit engagement, there were no disagreements between the company and Sprouse & Anderson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Sprouse & Anderson’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.  Sprouse & Anderson reported on the Company’s financial statements for the fiscal years from 2000 through 2006.

The auditor’s reports on the financial statements of the Company during the two most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

16.1                 Letter on change in certifying accountant

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano-Proprietary, Inc.

By: /s/ Douglas P. Baker
Date: November 5, 2007	Douglas P. Baker Chief Financial Officer